Exhibit 99.1

INVO Reports Record Third Quarter 2023 Financial Results

Company Expects to Host Conference Call Shortly After November 20, 2023 Following the Progress of Certain Closing Conditions Pertaining to the Announced Merger Agreement with NAYA Biosciences

SARASOTA, Fla., Nov. 13, 2023 /PRNewswire/ — INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO” or the “Company”), a healthcare services fertility company focused on expanding access to advanced treatment worldwide with its INVOcell® medical device and the intravaginal culture (“IVC”) procedure it enables, today announced financial results for the third quarter ended September 30, 2023 and provided a business update.

Q3 2023 Financial Highlights (all metrics compared to Q3 2022 unless otherwise noted)

●	Revenues of $974,894 increased 314% compared to $235,321.

●	Q3 2023 included only a partial quarter contribution from the recently acquired Wisconsin Fertility Institute (WFI). Pro forma revenue for Q3 2023, assuming a full quarter of WFI, would have been approximately $1.5 million.

●	Adjusted EBITDA was $(0.6) million compared to $(2.0) million. Pro forma adjusted EBITDA, assuming a full quarter contribution from WFI, would have been $(0.3) million and the Company is on a progression towards positive earnings and operating cashflows.

●	Clinic revenue increased 437% to $947,891, compared to $176,395. All reported clinic revenue is derived from the Company’s INVO Centers in Atlanta, Georgia, and WFI (partial quarter) which are consolidated in the Company’s financial statements.

●	Revenue from all clinics, inclusive of both those accounted for as consolidated and under the equity method, was $1,352,881, an increase of 169% compared to $502,993.

●	Total operating costs were approximately $1.9 million, a $0.9 million decrease compared to $2.8 million.

●	Net loss was $(1.2) million compared to $(2.5) million. Pro forma net loss, assuming a full quarter contribution from WFI, would have been $(1.0) million.

●	Exclusive of corporate overhead, the clinics generated positive net income in the period.

Recent Operational and Strategic Highlights

●	On August 10, 2023, INVO acquired WFI, a profitable Madison-based fertility center.

●	Implemented certain corporate expense reductions as part of go-forward plan to focus on its healthcare service strategy and a near-term path to profitability.

●	On October 23, 2023, INVO and NAYA Biosciences Inc., a company dedicated to increasing patient access to breakthrough treatments in oncology and regenerative medicine, jointly announced that they had entered into a definitive merger agreement for INVO to acquire NAYA Biosciences, Inc. (“NAYA”) in an all-stock transaction.

Management Commentary

“The results of the quarter highlight the transformation of INVO into a growing, innovative healthcare services company leveraging our INVO Centers to drive IVC volume and obtain a greater share of the total fertility cycle revenue,” commented Steve Shum, CEO of INVO. “When you look at the pro forma results for the quarter inclusive of a full quarter contribution from WFI our adjusted EBITDA would have been $(0.3) million, a significant improvement compared to ($2.0) million in the year ago quarter. Equally notable was the fact that our clinics, exclusive of our corporate costs, generated positive net income in the period. With the potential for continued growth from our family of INVO Centers, and more rationalized corporate operating expenses, achieving our stated goal of profitability in 2024 becomes increasingly visible. We look forward to maintaining our focus on driving growth and efficiencies in the business moving forward.”

Definitive Merger Agreement

On October 23, 2023, INVO and NAYA, a company dedicated to increasing patient access to breakthrough treatments in oncology and regenerative medicine, jointly announced that they had entered into a definitive merger agreement (the “Merger”) for INVO to acquire NAYA Biosciences in an all-stock transaction. Under the terms of the agreement, NAYA Biosciences’ shareholders will receive 7.3333 shares of INVO for each share of NAYA Biosciences at closing, for a total of approximately 18,150,000 shares of INVO. Following the closing of the Merger, the combined company is expected to operate under the name “NAYA Biosciences”.

As described in greater detail in the Company’s SEC filings and press releases, the Merger remains subject to certain closing conditions including shareholder approval, an estimated $5 million or more (at NAYA’s discretion) in interim private financing in INVO at a premium of INVO’s market price at time of financing (“Interim PIPE”), and a private offering by the combined company at a target price of $5.00 per common share of INVO. At this time, there are no further updates on the satisfaction of the closing conditions.

“We are excited by the opportunity to merge INVO and NAYA and having the financial resources to advance both the fertility and newly acquired oncology operations,” commented Shum. “We believe this combination provides the benefit of bringing our existing, revenue-generating operations from our fertility business with an ability to further grow these activities, along with the significant upside potential of innovative cancer therapeutics.”

Financial Results

Only partial quarter results from WFI, which INVO acquired on August 10, 2023, are included in the results for the three months ended September 30, 2023. Where applicable, pro forma results are provided as if the acquisition closed on July 1, 2023 and therefore would have been included for the entire quarter.

Revenue for the three months ended September 30, 2023, was $974,894 compared to $235,321 for the three months ended September 30, 2023, an increase of 314%. Pro forma revenue for Q3 2023, assuming a full quarter of WFI, would have been $1,492,520, an increase of 534%.

Clinic revenue from the Company’s consolidated INVO Centers was $947,891 during the third quarter of 2023, an increase of 437% compared to $176,395 for the three months ended September 30, 2022. Revenue from all INVO Centers combined was $1,352,881, an increase of 201% compared to the year-ago period.

Selling, general and administrative expenses for the three months ended September 30, 2023, were approximately $1.3 million compared to approximately $2.3 million for the three months ended September 30, 2022. The decrease of approximately $1.0 million, or approximately 46%, was primarily the result of approximately $1.1 million in decreased personnel expenses and approximately $0.2 million in decreased marketing expenses, and was partially offset by a $0.1 million increase in professional fees and a $0.1 million increase in operational expenses related to WFI.

R&D expenses were approximately $0.0 million and $0.2 million for the three months ended September 30, 2023, and September 30, 2022, respectively. The decrease is a result of the Company receiving FDA clearance in June 2023 for its 510(k) application.

Total operating costs were $1.9 million and $2. 8 million for the three months ended September 30, 2023, and September 30, 2022, respectively.

Net loss was $(1.2) million and $(2.5) million for the three months ended September 30, 2023, and September 30, 2022, respectively. Pro forma net loss, assuming a full quarter contribution from WFI, would have been approximately $(1.0) million.

Adjusted EBITDA (see Adjusted EBITDA Table) for the three months ended September 30, 2023, was $(0.6) million, compared to adjusted EBITDA of $(2.0) million for the quarter ended September 30, 2022. Pro forma adjusted EBITDA, assuming a full quarter contribution from WFI, would have been approximately $(0.3) million.

As of September 30, 2023, the Company had approximately $1.1 million in cash.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. This measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar terms. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

INVO will announce details for a conference call in a future press release. The conference call is expected to be held after November 20, 2023, and following the progress of certain closing conditions pertaining to the Merger.

About INVO Bioscience

We are a healthcare services fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics and the sale and distribution of our technology solution into existing fertility clinics. Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

INVO Bioscience:

Steve Shum

978-878-9505

sshum@invobio.com

INVO Investor Contact:

Robert Blum (Lytham Partners, LLC)

602-889-9700

INVO@lythampartners.com

INVO BIOSCIENCE, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022

ASSETS
Current assets
Cash	$1,055,544	$90,135
Accounts receivable	116,781	77,149
Inventory	254,220	263,602
Prepaid expenses and other current assets	365,227	190,201
Total current assets	1,791,772	621,087
Property and equipment, net	772,447	436,729
Lease right of use	5,858,042	1,808,034
Intangible assets	1,750,000	-
Goodwill	8,224,708	-
Investment in joint ventures	1,079,202	1,237,865
Total assets	$19,476,171	$4,103,715

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,851,783	$1,349,038
Accrued compensation	590,598	946,262
Notes payable, current portion	822,574	100,000
Notes payable, related party	880,000	662,644
Deferred revenue	229,921	119,876
Lease liability, current portion	385,836	231,604
Other current liabilities	123,432	-
Total current liabilities	4,884,144	3,409,424
Notes payable, net of current portion	1,095,000	-
Lease liability, net of current portion	5,622,279	1,669,954
Deferred tax liability	1,949	1,949
Additional payments for acquisition	7,500,000	-
Total liabilities	19,103,372	5,081,327

Stockholders’ equity (deficit)
Common Stock, $.0001 par value; 50,000,000 shares authorized; 2,474,756 and 608,611 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	247	61
Additional paid-in capital	56,195,915	48,805,860
Accumulated deficit	(55,823,363)	(49,783,533)
Total stockholders’ equity (deficit)	372,799	(977,612)
	-
Total liabilities and stockholders’ equity (deficit)	$19,476,171	$4,103,715

INVO BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Clinic revenue	$947,891	$176,395	$1,499,636	$394,601
Product revenue	27,003	58,926	139,185	149,453
Total revenue	974,894	235,321	1,638,821	544,054
Operating expenses:
Cost of revenue	580,968	248,977	1,047,687	616,184
Selling, general and administrative	1,257,044	2,316,763	5,630,487	7,308,478
Research and development	2,668	175,267	160,038	470,208
Depreciation and amortization	20,504	19,732	59,296	57,361
Total operating expenses	1,861,184	2,760,739	6,897,508	8,452,231
Loss from operations	(886,290)	(2,525,418)	(5,258,687)	(7,908,177)
Other income (expense):
Gain (loss) from equity method joint ventures	(8,163)	(21,470)	(32,110)	(210,565)
Interest income	-	34	-	307
Interest expense	(352,085)	(1,761)	(743,866)	(3,319)
Foreign currency exchange loss	(16)	(1,008)	(416)	(2,922)
Total other income (expense)	(360,264)	(24,205)	(776,392)	(216,499)
Loss before income taxes	(1,246,554)	(2,549,623)	(6,035,079)	(8,124,676)
Income taxes	1,886	-	4,751	800
Net loss	$(1,248,440)	(2,549,623)	(6,039,830)	(8,125,476)

Net loss per common share:
Basic	$(0.70)	$(4.19)	$(5.76)	$(13.42)
Diluted	$(0.70)	$(4.19)	$(5.76)	$(13.42)
Weighted average number of common shares outstanding:
Basic	1,776,898	607,783	1,048,115	605,356
Diluted	1,776,898	607,783	1,048,115	605,356

ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

Net loss	$(1,248,440)	$(2,549,623)	$(6,039,830)	$(8,125,476)
Interest expense	40,924	1,727	131,607	3,012
Foreign currency exchange loss	16	1,008	416	2,922
Stock-based compensation	13,918	79,479	309,659	524,793
Stock option expense	251,555	426,143	904,305	1,287,427
Non-cash compensation for services	45,000	45,000	135,000	75,000
Amortization of debt discount	311,161	-	612,259	-
Depreciation and amortization	20,504	19,732	59,296	57,361
Adjusted EBITDA	$(565,362)	$(1,976,534)	$(3,887,288)	$(6,174,961)

Proforma net loss	$(998,380)	$(2,057,245)	$(5,128,430)	$(9,571,686)
Interest expense	40,924	1,727	131,607	3,012
Foreign currency exchange loss	16	1,008	416	2,922
Stock-based compensation	13,918	79,479	309,659	524,793
Stock option expense	251,555	426,143	904,305	1,287,427
Non-cash compensation for services	45,000	45,000	135,000	75,000
Amortization of debt discount	311,161	-	612,259	-
Depreciation and amortization	20,504	19,732	59,296	57,361
Proforma adjusted EBITDA	$(315,302)	$(1,484,156)	$(2,975,888)	$(7,621,171)

INVO Center RESULTS

The following tables summarize the combined financial information of our consolidated and equity method joint venture INVO Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Statements of operations:
Operating revenue	$1,352,881	$502,993	$2,712,021	$1,170,378
Operating expenses	(1,231,274)	(721,663)	(2,745,932)	(2,123,480)
Net income	$121,607	$(218,670)	$(33,911)	$(953,102)

	September 30, 2023	December 31, 2022
Balance sheets:
Current assets	$577,496	$447,422
Long-term assets	3,780,410	2,000,841
Current liabilities	(1,158,194)	(735,767)
Long-term liabilities	(2,777,250)	(1,042,167)
Net assets	$422,462	$670,329